Exhibit 99.1

SolarEdge Announces Fourth Quarter and Full Year 2024 Financial
Results

MILPITAS, Calif. — February 19, 2025. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the fourth quarter ended December 31, 2024 and full year ended December 31, 2024.

“There are exciting opportunities ahead for SolarEdge,” said Shuki Nir, CEO of SolarEdge. “We are just getting started on our turnaround story. The return to positive free cash flow generation in Q4 is a solid first step, and we expect to be free cash flow positive in Q1 2025 and for the full year 2025.”

Fourth Quarter 2024 Summary

The Company reported revenues of $196.2 million, down 17% from $235.4 million in the prior quarter.

Revenues from the solar segment were $189.0 million, down 15% from $222.1 million in the prior quarter.

The Company shipped 895 MW (AC) of inverters and 130 MWh of batteries for PV applications.

During the fourth quarter, the Company undertook an asset valuation analysis which resulted in a write down and impairment of various assets that impacted both GAAP and Non-GAAP financials. In total, the write down and impairment amount was $138 million.

GAAP gross margin was negative 57.2%1, compared to negative 309.1%1 in the prior quarter.

Non-GAAP gross margin2 was negative 39.5%1, compared to negative 305.0%1 in the prior quarter.

Gross margin from the solar segment was negative 38.8%1, compared to negative 285.4%1 in the prior quarter.

GAAP operating expenses were $151.4 million1, compared to $382.91 million in the prior quarter.

Non-GAAP operating expenses2 were $106.8 million, compared to $116.3 million in the prior quarter.

GAAP operating loss was $263.7 million1, compared to $1.111 billion in the prior quarter.

Non-GAAP operating loss2 was $184.1 million1, compared to $833.61 million in the prior quarter.

GAAP net loss was $287.4 million1, compared to $1.231 billion in the prior quarter.

Non-GAAP net loss2 was $202.5 million1, compared to $899.81 million in the prior quarter.

GAAP net loss per share was $5.001, compared to a GAAP net loss per share of $21.581 in the prior quarter.

Non-GAAP net loss per share2 was $3.521, compared to a Non-GAAP net loss per share of $15.781 in the prior quarter.

Cash provided by operating activities was $37.8 million, compared with $89.4 million used in the prior quarter.

Free cash flow2 generated was $25.5 million, compared with a free cash flow deficit of $136.7 in the prior year.

As of December 31, 2024, cash, cash equivalents, restricted cash, bank deposits, restricted bank deposits and marketable securities totaled $81.8 million, net of debt, compared to $51.3 million as of September 30, 2024.

Full Year 2024 Summary

The Company reported total revenues of $901.5 million, compared to $2.98 billion in the prior year.

Revenues from the solar segment of $842.4 million, compared to from $2.82 billion in the prior year.

The Company shipped 3,563 MW (AC) of inverters and 576 MWh of batteries for PV applications.

During 2024, the company reported write downs and impairments of various assets that impacted both GAAP and Non-GAAP financials. In total, the write down and impairment amount was $1.17 billion.

GAAP gross margin was negative 97.3%1, compared to 23.6% in the prior year.

Non-GAAP gross margin2 was negative 89.7%1, compared to 26.7% in the prior year.

Gross margin from the solar segment was negative 84.4%1, compared to 29.2% in the prior year.

GAAP operating expenses were $831.1 million1, compared to $663.61 million in the prior year.

Non-GAAP operating expenses2 were $447.1 million, compared to $503.1 million in the prior year.

GAAP operating loss was $1.71 billion1, compared to a GAAP operating income of $40.21 million in the prior year.

Non-GAAP operating loss2 was $1.25 billion1, compared to Non-GAAP operating income of $290.0 million in the prior year.

GAAP net loss was $1.81 billion1, compared to GAAP net income of $34.31 million in the prior year.

Non-GAAP net loss2 was $1.31 billion1, compared to Non-GAAP net income of $248.4 million in the prior year.

GAAP net loss per share was $31.641, compared to GAAP earnings per share of $0.611 in the prior year.

Non-GAAP net loss per share2 was $22.991, compared to Non-GAAP earnings per share of $4.39 in the prior year.

Cash used in operating activities was $313.3 million, compared to $180.1 million used in the prior year.

Free cash flow2 deficit was $421.5 million, compared with a free cash flow deficit of $350.6 in the prior year.

Immaterial prior quarter adjustment

During the preparation of the audited financial statements and subsequent to filing the Form 10-Q for the third quarter of 2024, the Company considered an amended agreement with a customer which was signed on December 21, 2024. In connection with such amendment, the Company determined it was appropriate to revise previously reported revenues and loans receivables with this customer for the three and nine months ended, September 30, 2024.

The financial information presented in this earnings release has been revised accordingly for the period ended September 30, 2024. The Company will also adjust previously reported financial information for such immaterial revision in future filings, as applicable.

For the nine months ended September 30, 2024, the revised revenues and net loss are $705.2 million and $1,519 million, respectively, which is $25.5 million lower revenues and $25.5 million higher loss than as previously reported. The revised net loss per share is $26.67. For the three months ended September 30, 2024, the revised revenues and net loss are $235.4 million and $1,231million, respectively, which is $25.5 million lower revenues and $25.5 million higher loss than as previously reported. The revised net loss per share is $21.58. The impact on the Company’s consolidated financial information as of September 30, 2024 was a reduction of loans receivables of $25.5 million and of total stockholder equity by $25.5 million.

Outlook for the First Quarter 2025

The Company also provides guidance for the first quarter ending March 31, 2025 as follows:

•	Revenues to be within the range of $195 million to $215 million;
•	Non-GAAP gross margin* expected to be within the range of 6% to 10%;
•	Non-GAAP operating expenses* to be within the range of $98 million to $103 million.

Due to the closure of our Energy Storage business in Korea, going forward we will not report segments in our financial reporting.

*Non-GAAP gross margin and Non-GAAP operating expenses are non-GAAP financial measures, and these forward-looking measures have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Non-GAAP gross margin and Non-GAAP operating expenses are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Conference Call

The Company will host a conference call to discuss its results for the fourth quarter and year ended December 31, 2024 at 8:00 a.m. ET on Wednesday, February 19, 2025. The call will be available, live, to interested parties by dialing +1 800-445-7795. For international callers, please dial +1 785-424-1699. The Conference ID is SEDG.  To avoid a delay in connecting to the call, please dial in 10 minutes prior to the start time. A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.
______________________________________________________________________
1 Includes impairments and write offs. See financials and reconciliation for details.
2 Non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

To provide investors and others with additional information regarding SolarEdge’s results, SolarEdge has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP net earnings (loss) per share, and non-GAAP net free cash flow. SolarEdge has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure below. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, amortization and impairment of acquired intangible assets, restructuring and impairment charges, acquisition, disposition and other items, certain litigation and other contingencies, amortization of debt issuance cost, non-cash interest expense and non-cash revenue recognized from significant financing component, certain foreign currency exchange rates, gains and losses on investments, income and losses from equity method investments and discrete items that impacted our GAAP tax rate. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate.

SolarEdge’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate SolarEdge’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect SolarEdge’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in SolarEdge’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating SolarEdge’s operating results and future prospects from the same perspective as management and in comparing financial results across accounting periods.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect SolarEdge’s operations. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of SolarEdge’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review SolarEdge’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this press release contains may contain forward-looking statements that are based on our management’s expectations, estimates, projections, beliefs and assumptions in accordance with information currently available to our management. This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include information, among other things, concerning our possible or assumed future results of operations, return to positive free cash flow generation, future demands for solar energy solutions, business strategies, technology developments, new products and services, financing and investment plans; dividend policy; competitive position, industry and regulatory environment, general economic conditions; potential growth opportunities; cancellations and pushouts of existing backlog; installation rates; goodwill impairment; and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements inherently involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements.  Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this release. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: future demand for renewable energy including solar energy solutions; our ability to maintain a return to free cash flow positive generation; our ability to forecast demand for our products accurately and to match production to such demand as well as our customers’ ability to forecast demand based on inventory levels; macroeconomic conditions in our domestic and international markets, as well as inflation concerns, rising interest rates,  and recessionary concerns; changes, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; changes in the U.S. trade environment; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; the retail price of electricity derived from the utility grid or alternative energy sources; interest rates and supply of capital in the global financial markets in general and in the solar market specifically; competition, including introductions of power optimizer, inverter and solar photovoltaic system monitoring products by our competitors; developments in alternative technologies or improvements in distributed solar energy generation; historic cyclicality of the solar industry and periodic downturns; product quality or performance problems in our products; shortages, delays, price changes, or cessation of operations or production affecting our suppliers of key components; our dependence upon a small number of outside contract manufacturers and limited or single source suppliers; capacity constraints, delivery schedules, manufacturing yields, and costs of our contract manufacturers and availability of components; delays, disruptions, and quality control problems in manufacturing; existing and future responses to and effects of pandemics, epidemics, or other health crises; disruption in our global supply chain and rising prices of oil and raw materials as a result of the conflict between Russia and Ukraine; our customers’ financial stability and our ability to retain customers; our ability to retain key personnel and attract additional qualified personnel; performance of distributors and large installers in selling our products; consolidation in the solar industry among our customers and distributors; our ability to manage effectively the growth of our organization and expansion into new markets and integration of acquired businesses; our ability to recognize expected benefits from restructuring plans; any unauthorized access to, disclosure, or theft of personal information or unauthorized access to our network or other similar cyber incidents; disruption to our business operations due to the evolving state of war in Israel and political conditions related to the Israeli government's plans to significantly reduce the Israeli Supreme Court's judicial oversight; our dependence on ocean transportation to timely deliver our products in a cost-effective manner; fluctuations in global currency exchange rates; the impact of evolving legal and regulatory requirements, including emerging environmental, social and governance requirements; changes to net metering policies or the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; changes in the U.S. trade environment, including the imposition of import tariffs; business practices and regulatory compliance of our raw material suppliers; our ability to maintain our brand and to protect and defend our intellectual property; the impairment of our goodwill or other intangible assets; volatility of our stock price; our customers’ financial stability, creditworthiness, and debt leverage ratio; our ability to retain key personnel and attract additional qualified personnel; our ability to effectively design, launch, market, and sell new generations of our products and services; our ability to retain, and events affecting, our major customers; our ability to service our debt; future goodwill impairments; and the other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 26, 2024, in subsequent Quarterly Reports on Form 10Q and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. The preceding list is not intended to be an exhaustive list of all of our forward‐looking statements. You should not rely upon forward‐looking statements as predictions of future events. Although we believe that the expectations reflected in the forward‐looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward‐looking statements will be achieved or will occur. Statements in this press release speak only as of the date they were made. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contacts
SolarEdge Technologies, Inc.
JB Lowe, Head of Investor Relations
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	Unaudited
Revenues	$196,217	$316,044	$901,456	$2,976,528
Cost of revenues	308,471	372,469	1,778,660	2,272,705
Gross profit (loss)	(112,254)	(56,425)	(877,204)	703,823
Operating expenses:
Research and development	62,238	75,001	277,237	321,482
Sales and marketing	30,549	38,779	146,865	164,318
General and administrative	36,370	34,628	147,455	146,504
Other operating expenses, net	22,256	32,748	259,527	31,314
Total operating expenses	151,413	181,156	831,084	663,618
Operating income (loss)	(263,667)	(237,581)	(1,708,288)	40,205
Financial income (expense), net	(12,199)	22,055	(14,570)	41,212
Other income (loss), net	(76)	291	14,547	(318)
Income (loss) before income taxes	(275,942)	(215,235)	(1,708,311)	81,099
Tax benefits (Income taxes)	(11,041)	53,202	(96,150)	(46,420)
Net loss from equity method investments	(456)	(350)	(1,896)	(350)
Net income (loss)	$(287,439)	$(162,383)	$(1,806,357)	$34,329

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$274,611	$338,468
Restricted cash	135,328	—
Marketable securities	311,279	521,570
Trade receivables, net of allowances of $43,038 and $16,400, respectively	160,423	622,425
Inventories, net	645,897	1,443,449
Prepaid expenses and other current assets	506,769	378,394
Total current assets	2,034,307	3,304,306
LONG-TERM ASSETS:
Marketable securities	42,597	407,825
Deferred tax assets, net	—	80,912
Property, plant and equipment, net	343,438	614,579
Operating lease right-of-use assets, net	41,393	64,167
Goodwill and intangible assets, net	58,046	78,341
Loan receivables, net	45,678	2,438
Other long-term assets	64,736	35,163
Total long-term assets	595,888	1,283,425
Total assets	2,630,195	4,587,731
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	93,491	386,471
Employees and payroll accruals	76,292	76,966
Warranty obligations	140,249	183,047
Deferred revenues and customers advances	140,870	40,836
Accrued expenses and other current liabilities	243,872	205,911
Convertible senior notes, net	346,305	—
Total current liabilities	1,041,079	893,231
LONG-TERM LIABILITIES:
Convertible senior notes, net	330,006	627,381
Warranty obligations	292,116	335,197
Deferred revenues	231,049	214,607
Finance lease liabilities	39,159	41,892
Operating lease liabilities	30,018	45,070
Other long-term liabilities	8,426	18,444
Total long-term liabilities	930,774	1,282,591
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares; issued: 58,780,490 shares at December 31, 2024 and 57,123,437 shares at December 31, 2023; outstanding: 58,027,126 shares at December 31, 2024 and 57,123,437 shares at December 31, 2023.	6	6
Additional paid-in capital	1,813,198	1,680,622
Treasury stock, at cost; 753,364 shares held	(50,194)	—
Accumulated other comprehensive loss	(76,477)	(46,885)
Retained earnings (Accumulated deficit)	(1,028,191)	778,166
Total stockholders’ equity	658,342	2,411,909
Total liabilities and stockholders’ equity	$2,630,195	$4,587,731

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(1,806,357)	$34,329
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	59,865	57,196
Provision to write down inventories to net realizable value	738,757	46,369
Loss on impairment and disposal of property, plant and equipment	224,772	25,168
Stock-based compensation expenses	137,251	149,945
Impairment of goodwill and intangible assets	24,674	5,622
Deferred income taxes, net	79,209	(43,071)
Gain from repurchasing of convertible notes	(15,456)	—
Loss (gain) from exchange rate fluctuations	11,918	(26,878)
Other items	8,030	8,164
Changes in assets and liabilities:
Trade receivables, net	451,707	296,429
Inventories, net	67,799	(737,223)
Prepaid expenses and other assets	(122,484)	(92,067)
Operating lease right-of-use assets, net	15,805	16,525
Trade payables, net	(285,505)	(67,795)
Warranty obligations	(85,541)	133,090
Deferred revenues and customers advances	119,519	39,632
Operating lease liabilities	(15,829)	(15,981)
Accrued expenses and other liabilities, net	78,547	(9,567)
Net cash used in operating activities	(313,319)	(180,113)
Cash flows from investing activities:
Investment in available-for-sale marketable securities	(253,431)	(296,396)
Proceeds from maturities of available-for-sale marketable securities	719,454	277,382
Proceeds from sales of available-for-sale marketable securities	114,564	2,807
Purchase of property, plant and equipment	(108,163)	(170,523)
Business combinations, net of cash acquired	(10,417)	(16,653)
Purchase of intangible assets	(10,000)	(10,600)
Disbursements for loans receivables	(37,500)	(58,000)
Investment in privately-held companies	(25,664)	(8,000)
Proceeds from loans receivables	32,150	—
Proceeds from governmental grant	—	6,794
Other investing activities	(4,707)	4,295
Net cash provided by (used in) investing activities	416,286	(268,894)
Cash flows from financing activities:
Repurchase of common stock	(50,194)	—
Partial repurchase of Notes 2025	(267,900)	—
Proceeds from issuance of Notes 2029, net of issuance costs	329,214	—
Capped call transactions related to Notes 2029	(28,342)	—
Tax withholding in connection with stock-based awards, net	(281)	(9,259)
Other financing activities	(2,626)	(2,697)
Net cash used in financing activities	(20,129)	(11,956)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11,367)	16,319
Increase (decrease) in cash, cash equivalents and restricted cash	71,471	(444,644)
Cash and cash equivalents at the beginning of the period	338,468	783,112
Cash, cash equivalents and restricted cash, end of period	$409,939	$338,468

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2022
Gross profit (loss) (GAAP)	$(112,254)	$(727,794)	$(10,969)	$(26,187)	$(56,425)	$(877,204)	$703,823	$844,648
Revenues from finance component	(254)	(250)	(246)	(234)	(230)	(984)	(834)	(614)
Discontinued operation	26,118	(6)	(757)	(434)	36,648	24,921	36,648	4,314
Stock-based compensation	3,727	6,039	6,218	5,968	5,468	21,952	23,200	21,818
Amortization of stock-based compensation capitalized in inventories	1,095	1,484	362	197	343	3,138	1,100	—
Amortization and depreciation of acquired asset	484	2,034	1,343	1,551	1,555	5,412	6,038	7,429
Restructuring charges	3,770	1,216	4,519	5,822	23,154	15,327	23,154	—
Gross profit (loss) (Non-GAAP)	$(77,314)	$(717,277)	$470	$(13,317)	$10,513	$(807,438)	$793,129	$877,595

Gross margin (loss) (GAAP)	(57.2)%	(309.1)%	(4.1)%	(12.8)%	(17.9)%	(97.3)%	23.6%	27.2%
Revenues from finance component	(0.1)	(0.1)	0.0	(0.1)	(0.1)	(0.1)	0.0	0.0
Discontinued operation	13.3	0.0	(0.3)	(0.2)	11.6	2.8	1.2	0.1
Stock-based compensation	1.9	2.6	2.3	2.9	1.8	2.4	0.9	0.7
Amortization of stock-based compensation capitalized in inventories	0.6	0.6	0.1	0.1	0.1	0.3	0.0	—
Amortization and depreciation of acquired asset	0.2	1.0	0.5	0.8	0.5	0.6	0.2	0.2
Restructuring charges	1.9	1.0	1.7	2.8	7.3	1.7	0.8	—
Gross margin (loss) (Non-GAAP)	(39.4)%	(304.0)%	0.2%	(6.5)%	3.3%	(89.6)%	26.7%	28.2%

Operating expenses (GAAP)	$151,413	$382,940	$149,213	$147,518	$181,156	$831,084	$663,618	$678,528
Stock-based compensation - R&D	(10,653)	(17,115)	(17,639)	(17,139)	(15,982)	(62,546)	(66,944)	(63,211)
Stock-based compensation - S&M	(4,452)	(6,816)	(8,149)	(7,911)	(7,347)	(27,328)	(30,987)	(31,017)
Stock-based compensation - G&A	(5,600)	(6,672)	(6,565)	(6,588)	(6,133)	(25,425)	(28,814)	(29,493)
Amortization and depreciation of acquired assets - R&D	(189)	(270)	(271)	(270)	(58)	(1,000)	(989)	(1,206)
Amortization and depreciation of acquired assets - S&M	(442)	(566)	(467)	(124)	(190)	(1,599)	(927)	(822)
Amortization and depreciation of acquired assets - G&A	—	(2)	(2)	(2)	(2)	(6)	(15)	(21)
Discontinued operation	(3,350)	11	—	47	(388)	(3,293)	(388)	—
Restructuring charges	—	(1,299)	(366)	(3,943)	—	(5,607)	—	—
Assets impairment and disposal by abandonment	(17,989)	(232,102)	—	(1,732)	(30,790)	(251,823)	(30,790)	(119,141)
Gain (loss) from assets sales	(1,910)	(1,827)	(951)	(1,058)	(172)	(5,746)	1,262	2,603
Certain litigation and other contingencies	—	—	—	399	(1,786)	399	(1,786)	—
Acquisition costs	—	—	—	(9)	—	(9)	(135)	(350)
Operating expenses (Non-GAAP)	$106,828	$116,282	$114,803	$109,188	$118,308	$447,101	$503,105	$435,870

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2022
Operating income (loss) (GAAP)	$(263,667)	$(1,110,734)	$(160,182)	$(173,705)	$(237,581)	$(1,708,288)	$40,205	$166,120
Revenues from finance component	(254)	(250)	(246)	(234)	(230)	(984)	(834)	(614)
Discontinued operation	29,468	(17)	(757)	(481)	37,036	28,214	37,036	4,314
Stock-based compensation	24,432	36,642	38,571	37,606	34,930	137,251	149,945	145,539
Amortization of stock-based compensation capitalized in inventories	1,095	1,484	362	197	343	3,138	1,100	—
Amortization and depreciation of acquired assets	1,115	2,872	2,083	1,947	1,805	8,017	7,969	9,478
Restructuring charges	3,770	2,515	4,885	9,765	23,154	20,934	23,154	—
Assets impairment and disposal by abandonment	17,989	232,102	—	1,732	30,790	251,823	30,790	119,141
Loss (gain) from assets sales	1,910	1,827	951	1,058	172	5,746	(1,262)	(2,603)
Certain litigation and other contingencies	—	—	—	(399)	1,786	(399)	1,786	—
Acquisition costs	—	—	—	9	—	9	135	350
Operating income (loss) (Non-GAAP)	$(184,142)	$(833,559)	$(114,333)	$(122,505)	$(107,795)	$(1,254,539)	$290,024	$441,725

Financial income (expense), net (GAAP)	$(12,199)	$5,558	$(865)	$(7,064)	$22,055	$(14,570)	$41,212	$3,750
Non cash interest expense	3,920	3,785	3,636	3,536	3,422	14,877	12,703	9,954
Unrealized losses (gains)	—	—	—	—	—	—	—	119
Currency fluctuation related to lease standard	1,089	966	(1,523)	(1,276)	4,359	(744)	(3,055)	(11,187)
Financial income (expense), net (Non-GAAP)	$(7,190)	$10,309	$1,248	$(4,804)	$29,836	$(437)	$50,860	$2,636

Other income (loss) (GAAP)	$(76)	$(3,928)	$18,551	$—	$291	$14,547	$(318)	$7,285
Loss (gain) from sale of equity and debt investments	76	(1,072)	(1,970)	—	(291)	(2,966)	193	(8,008)
Loss (gain) from business combination	—	—	(1,125)	—	—	(1,125)	—	—
Gain from the repurchase of convertible notes	—	—	(15,456)	—	—	(15,456)	—	—
Loss (gain) from impairment of private held companies	—	5,000	—	—	—	5,000	—	—
Other income (loss) (Non-GAAP)	$—	$—	$—	$—	$—	$—	$(125)	$(723)

Income tax benefit (expense) (GAAP)	$(11,041)	$(121,108)	$12,245	$23,754	$53,202	$(96,150)	$(46,420)	$(83,376)
Income tax adjustment	(176)	44,602	(357)	(5,062)	(27,699)	39,007	(45,896)	(9,067)
Income tax benefit (expense) (Non-GAAP)	$(11,217)	$(76,506)	$11,888	$18,692	$25,503	$(57,143)	$(92,316)	$(92,443)

Equity method investments income (loss) (GAAP)	$(456)	$(577)	$(567)	$(296)	$(350)	$(1,896)	$(350)	$—
Loss from equity method investments	456	577	567	296	350	1,896	350	—
Equity method investments income (loss) (Non-GAAP)	$—	$—	$—	$—	$—	$—	$—	$—

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2022
Net income (loss) (GAAP)	$(287,439)	$(1,230,789)	$(130,818)	$(157,311)	$(162,383)	$(1,806,357)	$34,329	$93,779
Revenues from finance component	(254)	(250)	(246)	(234)	(230)	(984)	(834)	(614)
Discontinued operation	29,468	(17)	(757)	(481)	37,036	28,214	37,036	4,314
Stock-based compensation	24,432	36,642	38,571	37,606	34,930	137,251	149,945	145,539
Amortization of stock-based compensation capitalized in inventories	1,095	1,484	362	197	343	3,138	1,100	—
Amortization and depreciation of acquired assets	1,115	2,872	2,083	1,947	1,805	8,017	7,969	9,478
Restructuring charges	3,770	2,515	4,885	9,765	23,154	20,934	23,154	—
Assets impairment and disposal by abandonment	17,989	232,102	—	1,732	30,790	251,823	30,790	119,141
Loss (gain) from assets sales	1,910	1,827	951	1,058	172	5,746	(1,262)	(2,603)
Certain litigation and other contingencies	—	—	—	(399)	1,786	(399)	1,786	—
Acquisition costs	—	—	—	9	—	9	135	350
Non cash interest expense	3,920	3,785	3,636	3,536	3,422	14,877	12,703	9,954
Unrealized losses (gains)	—	—	—	—	—	—	—	119
Currency fluctuation related to lease standard	1,089	966	(1,523)	(1,276)	4,359	(744)	(3,055)	(11,187)
Loss (gain) from sale of equity and debt investments	76	(1,072)	(1,970)	—	(291)	(2,966)	193	(8,008)
Loss (gain) from business combination	—	—	(1,125)	—	—	(1,125)	—	—
Gain from the repurchase of convertible notes	—	—	(15,456)	—	—	(15,456)	—	—
Loss (gain) from impairment of private held companies	—	5,000	—	—	—	5,000	—	—
Income tax adjustment	(176)	44,602	(357)	(5,062)	(27,699)	39,007	(45,896)	(9,067)
equity method adjustments	456	577	567	296	350	1,896	350	—
Net income (loss) (Non-GAAP)	$(202,549)	$(899,756)	$(101,197)	$(108,617)	$(52,456)	$(1,312,119)	$248,443	$351,195

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2022
Net basic earnings (loss) per share (GAAP)	$(5.00)	$(21.58)	$(2.31)	$(2.75)	$(2.85)	$(31.64)	$0.61	$1.70
Revenues from finance component	(0.01)	(0.01)	0.00	(0.01)	(0.01)	(0.02)	(0.02)	(0.01)
Discontinued operation	0.52	0.00	(0.02)	(0.01)	0.65	0.49	0.66	0.08
Stock-based compensation	0.42	0.65	0.69	0.66	0.62	2.41	2.65	2.64
Amortization of stock-based compensation capitalized in	0.02	0.02	0.00	0.01	0.00	0.05	0.02	—
Amortization and depreciation of acquired assets	0.02	0.05	0.04	0.03	0.04	0.14	0.14	0.17
Restructuring charges	0.07	0.05	0.08	0.17	0.40	0.37	0.41	—
Assets impairment and disposal by abandonment	0.31	4.07	—	0.03	0.54	4.41	0.54	2.17
Loss (gain) from assets sales	0.03	0.03	0.02	0.02	0.01	0.10	(0.02)	(0.05)
Certain litigation and other contingencies	—	—	—	(0.01)	0.03	(0.01)	0.03	—
Acquisition costs	—	—	—	0.00	—	0.00	0.00	0.01
Non cash interest expense	0.07	0.07	0.07	0.06	0.06	0.26	0.23	0.18
Unrealized losses (gains)	—	—	—	—	—	—	—	0.00
Currency fluctuation related to lease standard	0.02	0.01	(0.04)	(0.02)	0.07	(0.01)	(0.06)	(0.21)
Loss (gain) from sale of equity and debt investments	0.00	(0.02)	(0.03)	—	0.00	(0.05)	0.01	(0.14)
Loss (gain) from business combination	—	—	(0.02)	—	—	(0.02)	—	—
Gain from the repurchase of convertible notes	—	—	(0.27)	—	—	(0.27)	—	—
Loss (gain) from impairment of private held companies	—	0.09	—	—	—	0.09	—	—
Income tax adjustment	0.00	0.78	(0.01)	(0.09)	(0.49)	0.68	(0.81)	(0.16)
equity method adjustments	0.01	0.01	0.01	0.01	0.01	0.03	0.00	—
Net basic earnings (loss) per share (Non-GAAP)	$(3.52)	$(15.78)	$(1.79)	$(1.90)	$(0.92)	$(22.99)	$4.39	$6.38

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Three months ended					Year ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2022
Net diluted earnings (loss) per share (GAAP)	$(5.00)	$(21.58)	$(2.31)	$(2.75)	$(2.85)	$(31.64)	$0.60	$1.65
Revenues from finance component	(0.01)	(0.01)	0.00	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)
Discontinued operation	0.52	0.00	(0.02)	(0.01)	0.65	0.49	0.64	0.08
Stock-based compensation	0.42	0.65	0.69	0.66	0.62	2.41	2.57	2.43
Amortization of stock-based compensation capitalized in inventories	0.02	0.02	0.00	0.01	0.00	0.05	0.02	—
Amortization and depreciation of acquired assets	0.02	0.05	0.04	0.03	0.04	0.14	0.14	0.16
Restructuring charges	0.07	0.05	0.08	0.17	0.40	0.37	0.40	—
Assets impairment and disposal by abandonment	0.31	4.07	—	0.03	0.54	4.41	0.53	2.02
Loss (gain) from assets sales	0.03	0.03	0.02	0.02	0.01	0.10	(0.02)	(0.04)
Certain litigation and other contingencies	—	—	—	(0.01)	0.03	(0.01)	0.03	—
Acquisition costs	—	—	—	0.00	—	0.00	0.00	0.00
Non cash interest expense	0.07	0.07	0.07	0.06	0.06	0.26	0.03	0.13
Unrealized losses (gains)	—	—	—	—	—	—	—	0.00
Currency fluctuation related to lease standard	0.02	0.01	(0.04)	(0.02)	0.07	(0.01)	(0.05)	(0.19)
Loss (gain) from sale of equity and debt investments	0.00	(0.02)	(0.03)	—	0.00	(0.05)	0.00	(0.13)
Loss (gain) from business combination	—	—	(0.02)	—	—	(0.02)	—	—
Gain from the repurchase of convertible notes	—	—	(0.27)	—	—	(0.27)	—	—
Loss (gain) from impairment of private held companies	—	0.09	—	—	—	0.09	—	—
Income tax adjustment	0.00	0.78	(0.01)	(0.09)	(0.49)	0.68	(0.76)	(0.15)
equity method adjustments	0.01	0.01	0.01	0.01	0.01	0.03	0.00	—
Net diluted earnings (loss) per share (Non-GAAP)	$(3.52)	$(15.78)	$(1.79)	$(1.90)	$(0.92)	$(22.99)	$4.12	$5.95

Number of shares used in computing net diluted earnings (loss) per share (GAAP)	57,467,946	57,029,983	56,687,006	57,140,126	56,916,831	57,082,182	57,237,518	58,100,649
Stock-based compensation	—	—	—	—	—	—	725,859	963,373
Notes due 2025	—	—	—	—	—	—	2,276,818	—
Number of shares used in computing net diluted earnings (loss) per share (Non-GAAP)	57,467,946	57,029,983	56,687,006	57,140,126	56,916,831	57,082,182	60,240,195	59,064,022

Net cash provided by (used in) operating activities (GAAP)	$37,804	$(89,332)	$(44,772)	$(217,019)	$(139,910)	$(313,319)	$(180,113)	$31,284
Purchases of property and equipment	(12,258)	(47,370)	(22,188)	(26,347)	(40,501)	(108,163)	(170,523)	(169,341)
Free cash flow (deficit) (Non-GAAP)	$25,546	$(136,702)	$(66,960)	$(243,366)	$(180,411)	$(421,482)	$(350,636)	$(138,057)